EXHIBIT 21.1 LISTING OF SUBSIDIARIES

Subsidiary	State or Other Jurisdiction of Incorporation
Bel Manufacturera, S.r.l. de C.V.	Mexico
Fargo Mfg. Company, Inc.	New York
GAI-Tronics Corporation	Delaware
GAI-Tronics S.r.l.	Italy
Harvey Hubbell, Incorporated	Connecticut
Harvey Hubbell Limited	UK
Hipotronics, Inc.	Delaware
Hubbell Cayman Investments Limited	Cayman Islands
Hubbell Asia Limited	Hong Kong
Dongguan Hubbell Electrical Products Company Limited	China
Hubbell Commercial and Trading (Shanghai) Co., Ltd.	China
Hubbell Luxembourg S.á.r.l.	Luxembourg
Wepawaug Canada Corp.	Canada
Electro Composites (2008) ULC	Canada
Haefely Test, AG	Switzerland
Hawke Asia Pacific Pte. Ltd.	Singapore
Hubbell Canada LP	Canada
Hubbell do Brasil, Indústria, Comércio, Importaçãoe Exportação de Equipamentos Elétricos LTDA	Brazil
Hubbell Holdings Limited	UK
GAI-Tronics Limited	UK
Hawke Cable Glands Limited	UK
Hubbell Electric (Wuhu) Co., Ltd.	China
Burndy Technology & Global Business Services Private Limited	India
Hubbell Limited	UK
Chalmit Lighting Limited	UK
Hubbell Management, Inc.	Canada
Hubbell Products Mexico, S de R.L. de C.V.	Mexico
Hubbell Distribution, Inc.	Delaware
Hubbell Incorporated (Delaware)	Delaware
Hubbell Australia Holdco Limited	Cayman Islands
Hubbell (Australia) Holdings Pty. Limited	Australia
Austdac Pty. Limited	Australia
Hubbell Caribe Limited	Cayman Islands
Hubbell Switch Holding Co., Inc.	Delaware
Burndy Americas Inc.	Delaware
Burndy International Holdings S.a.r.l.	Luxembourg
Hubbell Canada ULC	Canada
Burndy LLC	Delaware
Burndy Technology LLC	Delaware
Hubbell International, LLC	Delaware

Subsidiary	State or Other Jurisdiction of Incorporation
Hubbell Korea, Ltd.	Korea
Hubbell Industrial Controls, Inc.	Delaware
Gleason Reel Corp.	Delaware
Hubbell Lighting, Inc.	Connecticut
Arrow Consolidated Corporation	Pennsylvania
Artesanias Baja, S.r.l. de C.V.	Mexico
Columbia Lighting Properties, Inc.	Michigan
Lighting Corporation of America	Delaware
Progress Lighting Inc.	Delaware
Progress Lighting Properties, Inc.	Michigan
Progressive Lighting, Inc. (North Carolina)	North Carolina
Progressive Lighting, Inc. (South Carolina)	South Carolina
ECO PLUS, LLC	Wisconsin
Hubbell Plastics, Inc.	Delaware
Hubbell Power Systems, Inc.	Delaware
Hubbell Lenoir City, Inc.	Virginia
CDR de Mexico S. de R.L. de C.V.	Mexico
Newco Condenser, Inc.	Delaware
PCORE Electric Company, Inc.	Delaware
Hubbell‑Taian Co., Ltd.	Taiwan
Hubbell-Anmex International (S) Pte. Ltd.	Singapore
Hub Reinsurance Ltd.	Bermuda
HUBS, Inc.	Delaware
State Street Corporation	Connecticut
Wepawaug Development, LLC	Delaware
Connector Assembly, Ltd.	Ohio
Connector Manufacturing Company	Ohio
Hubbell Holdco Luxembourg S.a.r.l.	Luxembourg
Hubbell Operations, LLC	Delaware
Hubbell Holdings Europe Limited	UK
Newco Lighting, Inc.	Delaware
Litecontrol Corporation	Massachusetts
Harvey Hubbell Holdings S.a.r.l.	Luxembourg
Hubbell Power Holdings S.a.r.l.	Luxembourg
Hubbell Global Operations Limited	Ireland
Hubbell (UK) Gulfmex Limited	UK
Hubbell International Management Limited	Ireland
Acme Electric Manufacturing de Mexico, S. de R.L. de C.V.	Mexico
Acme Electric de Mexico, S. de R. L. de C.V.	Mexico
Electric Motion Company, Inc.	Connecticut
Hubbell Anmex (Shanghai) Trading Co., Ltd	China
R.W. Lyall & Company, Inc.	California
Lyall Manufacturing WI, Inc.	Wisconsin
Hubbell Global Finance Ireland Limited	Ireland
Hubbell Electrical Holdings S.a.r.l.	Luxembourg

Subsidiary	State or Other Jurisdiction of Incorporation
Jiangsu Xiangyuan Electrical Equipment Co., LTD.	China
Yellow Merger Sub, Inc.	Delaware
iDevices, LLC	Connecticut
Meramec Instrument Transformer Company	Missouri
GTMS Equipamentos Elétricos LTDA	Brazil
Hubbell India Electrical Products, LLP	India